UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

OVERNITE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State of incorporation or organization)	04-3770212 (IRS employer identification no.)

1000 Semmes Avenue Richmond, Virginia (Address of principal executive offices)	23224 (Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-107614

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.01 per share

(Title of class)

Item 1.      Description of Registrant’s Securities to be Registered.

A description of the Common Stock of the Registrant is set forth under the caption “Description of Capital Stock” in the Prospectus contained in the Registration Statement on Form S-1 (Registration No. 333-107614), as initially filed with the Securities and Exchange Commission on August 4, 2003, and as amended on September 12, 2003, October 14, 2003 and October 24, 2003 (the “Registration Statement”). Such portion of the Registration Statement is hereby incorporated by reference.

Item 2.      Exhibits.

1.	Amended and Restated Articles of Incorporation of the Registrant, which are incorporated by reference to Exhibit 3.1 to the Registration Statement.

2.	Bylaws of the Registrant, which are incorporated by reference to Exhibit 3.2 to the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 27, 2003	OVERNITE CORPORATION
(Registrant)

	By:	/S/ PATRICK D. HANLEY
Patrick D. Hanley
Senior Vice President and Chief Financial Officer